EXHIBIT F


                     [Letterhead of Barbara J. Swan , Esq.]


                                         December 28, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     RE:  ALLIANT ENERGY CORPORATION, ET AL.
          FORM U-1 APPLICATION/DECLARATION
          (FILE NO. 70-10249)

Ladies and Gentlemen:

     I refer to the Form U-1 Application/Declaration, as amended (the "Application") under the Public Utility Holding Company Act of 1935 (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Alliant Energy Corporation ("Alliant Energy"), a registered holding company, its public utility subsidiaries, Interstate Power and Light Company ("IP&L"), Wisconsin Power and Light Company ("WP&L"), and Wisconsin River Power Company ("WRP"), and certain direct and indirect non-utility subsidiary companies, including Alliant Energy Resources, Inc. ("AER"), which serves as the holding company for substantially all of Alliant Energy's non-utility subsidiaries. I am Executive Vice President and General Counsel of Alliant Energy and, in such capacity, have acted as counsel for Alliant Energy and its subsidiaries (together, the "Applicants") in connection with the Application. Capitalized terms used herein shall have the same meanings ascribed to them in the Application.

     As described in the Application, the Applicants are requesting the Commission's authorization to engage in the following transactions during the period through December 31, 2007 (the "Authorization Period"): (I) the issuance and sale by Alliant Energy, directly or indirectly through one or more Financing Subsidiaries, of equity and long-term and short-term debt securities in an aggregate amount at any time outstanding not to exceed $500 million; (II) the issuance of up to 8.5 million shares of Common Stock pursuant to Alliant Energy's dividend reinvestment plan and various employee benefit and incentive compensation plans maintained by Alliant Energy and its subsidiaries or other similar stock-plans adopted in the future; (III) the issuance and sale by IP&L of preferred securities and long-term and short-term debt securities in an aggregate principal amount at any time outstanding not to exceed $700 million;
(IV) the issuance and sale by WRP of long-term and short-term debt securities in an aggregate principal amount at any time outstanding not to exceed $2.5 million; (V) the issuance of guarantees and other forms of credit support by Alliant Energy with respect to the debt or contractual obligations of its subsidiaries in an aggregate principal or nominal amount not to exceed $3.0 billion at any one time outstanding; (VI) the issuance of guarantees and other forms of credit support by AER and other Non-Utility Subsidiaries with respect to obligations of Non-Utility Subsidiaries in an aggregate principal or nominal


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amount not to exceed $600 million at any one time outstanding, in addition to any such guarantees that are exempt under Rule 45(b) and Rule 52; (VII) Alliant Energy or any subsidiary to enter into and perform Interest Rate Hedges and Anticipatory Hedges; (VIII) Alliant Energy and certain Non-Utility Subsidiaries to continue to participate in the Non-Utility Money Pool; (IX) Alliant Energy and Non-Utility Subsidiaries to make loans to less than wholly-owned Non-Utility Subsidiaries at market rates; (X) Alliant Energy and its subsidiaries to change the terms of the authorized capitalization of any majority-owned subsidiary;
(XI) Alliant Energy, IP&L, WP&L and the Non-Utility Subsidiaries to acquire the securities of and engage in certain related transactions with Financing Subsidiaries; (XII) Alliant Energy and AER to acquire the equity securities of Intermediate Subsidiaries; (XIII) AER and other Non-Utility Subsidiaries to expend up to $100 million at any time outstanding in Energy Assets; (XIV) AER and other Non-Utility Subsidiaries to provide services and sell goods to each other at fair market prices; (XV) Non-Utility Subsidiaries to engage in certain categories of non-utility businesses outside the United States; (XVI) AER and other Non-Utility Subsidiaries to pay dividends out of capital and unearned surplus; and (XVII) Alliant Energy to utilize the proceeds of authorized financing to make investments in EWGs and FUCOs in an amount not to exceed the EWG/FUCO Limitation.

     In connection with the opinions given herein, I have examined original, certified, or conformed copies of all such corporate records, agreements, instruments, and documents and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.

     The opinions expressed below with respect to the proposed transactions are subject to the following assumptions and conditions:

     (a) The proposed transactions shall have been duly authorized and approved, to the extent required by the governing documents and applicable state laws, by the Board of Directors of the appropriate Applicant.

     (b) The Commission shall have duly entered an appropriate order or orders with respect to the proposed transactions as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder and the proposed transactions are consummated in accordance with the Application and said order or orders.

     (c) Any registration statement required to be filed with respect to any securities to be issued directly or indirectly by Alliant Energy or IP&L shall have become effective pursuant to the Securities Act of 1933, as amended, and no stop order shall have been entered with respect thereto; or the issuance of such securities shall have been consummated in compliance with or pursuant to an exemption under the Securities Act of 1933, as amended, and the rules and regulations thereunder.


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     (d) The Applicants shall have obtained all consents, waivers and releases, if any, required for the proposed transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (e) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

     (f) The consummation of the proposed transactions shall be conducted under my supervision and all legal matters incident thereto shall be satisfactory to me, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which I am not admitted to practice, as I may deem appropriate.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event the proposed transactions are consummated in accordance with the Application:

     1. All state laws applicable to the proposed transactions will have been complied with;

     2. Each Applicant is validly organized and duly existing under the laws of the state of its incorporation;

     3. Any stock or other equity securities to be issued by Alliant Energy or IP&L will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable certificate of incorporation which defines such rights and privileges;

     4. Any debt securities to be issued by Alliant Energy, IP&L or WRP will be valid and binding obligations of the issuer or guarantor in accordance with their terms; and

     5. The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Alliant Energy or any associate company of Alliant Energy.

     I hereby consent to the use of this opinion in connection with the Application. The opinions given herein are intended solely for the benefit of the Commission and may not be relied upon for any other purpose by any other person.


                                         Sincerely,


                                         /s/ Barbara J. Swan
                                         -------------------
                                         Executive Vice President
                                         and General Counsel


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